Exhibit 99.3

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,	:
:
Plaintiff,	:	Civil Action No. 18:CV:12055
:
v.	:
	:	ECF CASE
CHINA UNITED INSURANCE SERVICE, INC.,	:
:
&	:
:
CHENG-HSIUNG HUANG,	:
:
Defendants.	:

CONSENT OF DEFENDANT CHINA UNITED INSURANCE SERVICE, INC.

1.       Defendant China United Insurance Service, Inc. (“Defendant”) waives service of a summons and the Complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action.

2.       Without admitting or denying the allegations of the complaint (except as provided herein in paragraph 11 and except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things:

a.	permanently restrains and enjoins Defendant from violating Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) (15 U.S.C. § 78j(b)] and Rules 10b-5 thereunder (17 C.F.R. § 240.10b-5] and Section 17(a) of the Securities Act of 1933 (“Securities Act”) [15 U.S.C, § 77q(a)].

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b.	orders Defendant to retain an Independent Compliance Monitor (the “Independent Monitor”), not unacceptable to the Commission staff, for a period of not less than 1 year and concluding no later than December 31, 2019, pursuant to a written agreement (the “Independent Monitor Agreement”). The jurisdiction of the Independent Monitor shall include: (a) reviewing and considering the implementation of new policies and procedures at Defendant; (b) determining whether policies and procedures are adequate and properly tailored for Defendant; (c) reviewing and approving of the education and training program at Defendant and considering sufficient scope and appropriate content; (d) reviewing and approving of Defendant’s monitoring, testing and reporting mechanisms; (e) reviewing and approving of Defendant’s commitment to compliance including senior management and board level awareness of compliance issues; (f) reviewing and approving of Defendant’s allocation of resources for compliance program, including whether resources are sufficient and properly tailored; (g) certifying and approving of Defendant’s compliance program within 12 months, including an interim written report in 120 to 180 days; and (h) a final written report to the Commission staff no later than December 31, 2019. The Independent Monitor Agreement shall, among, other things, describe the authority and responsibilities of the Independent Monitor and the obligations of Defendant with respect to the Independent Consultant, including the following:

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i.	The Independent Monitor may retain a law firm as attorney to the Independent Monitor. In addition, the Independent Monitor may, upon motion, seek authority from the Court to engage and employ persons in its discretion to assist in carrying out its duties and responsibilities hereunder, including, but not limited to, accountants, attorneys, financial or business advisers, and forensic experts.

ii.	Defendant shall cooperate fully with the Independent Monitor in the discharge of the Independent Monitor’s responsibilities. Among other things, Defendant shall provide all information requested by the Independent Monitor reasonably relevant to the Independent Monitor’s responsibilities. Additionally, Defendant shall promptly implement the Independent Monitor’s recommendations. Defendant or the Commission may petition the Court for resolution of any disputes concerning the Independent Monitor’s activities, authorities, determinations or responsibilities, or over Defendant implementation of the Independent Monitor’s recommendations.

iii.	Defendant shall retain the Independent Monitor (after consulting with the Commission staff and determining that the proposed Independent Monitor is not unacceptable to the Commission staff) and execute the Independent Monitor Agreement and have the Independent Monitor in place no later than December 31, 2018, and Defendant shall provide the Commission staff a copy of the duly executed Independent Monitor Agreement within 30 days of execution of the agreement.

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iv.	The Independent Monitor shall submit: 1) an interim written status report to the Commission staff regarding the status of the Independent Monitor’s performance of its responsibilities between 120 days and no later than 180 days of the date of execution of the Independent Monitor Agreement, and then a final report at the 365 day mark but no later than December 31, 2019, to the Commission staff regarding the discharge of the Independent Monitor’s responsibilities and Defendant’s implementation of the Independent Monitor’s recommendations.

v.	The Independent Monitor shall enter into an agreement with Defendant providing that, for the period of engagement and for a period of two years from completion of the engagement, the Independent Monitor shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Defendant, or any of its present or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such, The agreement will also provide that the Independent Monitor will require that any firm with which it is affiliated or of which it is a member, and any person engaged to assist it in performance of its duties under this Judgment shall not, without prior written consent of the Court, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Defendant, or any of its present or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement;

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vi.	Defendant shall provide reasonable compensation to the Independent Monitor relating to fees and expenses, as agreed to by the parties.

vii.	The reports by the Independent Monitor will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and contents thereof are intended to remain and shall remain non-public, except (1) pursuant to a court order, (2) as agreed to by the parties in writing, (3) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (4) is otherwise required by law.

viii.	Defendant shall certify in writing, compliance with the undertaking set forth above. The certification shall identify the undertaking, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Defendant agrees to provide such evidence. Defendant shall submit the certification and supporting material to Jeffrey Weiss, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertaking.

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3.      Defendant acknowledges that the Court is not imposing a civil penalty based on Defendant’s cooperation in a Commission investigation. Defendant consents that if at any time following the entry of the Final Judgment the Commission obtains information indicating that Defendant knowingly provided materially false or misleading information or materials to the Commission or in a related proceeding, the Commission may, at its sole discretion and without prior notice to the Defendant, petition the Court for an order requiring Defendant to pay a civil penalty. In connection with the Commission’s motion for civil penalties, and at any hearing held on such a motion: (a) Defendant will be precluded from arguing that it did not violate the federal securities laws as alleged in the Complaint; (b) Defendant may not challenge the validity of the Judgment, this Consent, or any related Undertakings; (c) the allegations of the Complaint, solely for the purposes of such motion, shall be accepted as and deemed true by the Court; and (d) the Court may determine the issues raised in the motion on the basis of affidavits, declarations, excerpts of sworn deposition or investigative testimony, and documentary evidence without regard to the standards for summary judgment contained in Rule 56(c) of the Federal Rules of Civil Procedure. Under these circumstances, the parties may take discovery, including discovery from appropriate non-parties.

4.       Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

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5.       Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

6.       Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

7.       Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

8.       Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

9.       Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

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10.     Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that he shall not be permitted to contest the factual allegations of the complaint in this action.

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11.     Defendant understands and agrees to comply with the terms of 17 C.F.R. § 202.5(e), which provides in part that it is the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings.” As part of Defendant’s agreement to comply with the terms of Section 202.5(e), Defendant: (i) will not take any action or make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; (ii) will not make or permit to be made any public statement to the effect that Defendant does not admit the allegations of the complaint, or that this Consent contains no admission of the allegations; (in) upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

12.     Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.

13.     Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

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14.     Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

China United Insurance Service, Inc.

Dated:	NOV. 29 2018	/s/ MAO YI HSIAO
[Name of person signing for entity]
MAO YI HSIAO

On NOV. 29, 2018, MAO YI - HSIAO, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of China United Insurance Service, Inc. as its CEO.

/s/ Chen, Yu-Lin
Notary Public
Commission expires: Jan 25, 2028

Approved as to form:

/s/ Caryn G. Schechtman
Caryn G. Schechtman, Esq.
DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
212-335-4593

Attorney for Defendant China United Insurance Service, Inc

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